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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM 8-K



                                 CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                         Date of report August 26, 1998
                       (Date of earliest event reported)

                        SALEM COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)

         California                           333-41733                           77-0121400
(State or other jurisdiction of        (Commission File Number)       (I.R.S. Employer Identification No.)
 incorporation or organization)


                 4880 Santa Rosa Road,
                       Suite 300
                 Camarillo, California                  93012
                 (Address of principal                (Zip Code)
                   executive offices)

      Registrant's telephone number, including area code:  (805) 987-0400

                                      N/A
         (Former name and former address, if changed since last report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On August 26, 1998, Salem Communications Corporation (the "Company"), through its wholly-owned subsidiary New Inspiration Broadcasting Company, completed the acquisition of the assets of radio station KIEV-AM, Glendale, California, from First Scientific Equity Devices Trust for $33.4 million, $30.4 million of which was paid to the seller at closing and the remaining $3 million of which is not payable until certain real property is transferred to the Company by a third party related to the seller in February 2000. The purchase price was determined though arms-length negotiation. The assets of the radio station acquired consist of, among other things, broadcasting licenses granted by the Federal Communications Commission, transmitting antennae, transmitters and other broadcasting and technical equipment, technical information and data, and real property. The Company intends to continue the broadcasting operations of the radio station and to utilize the assets thereof in such operations. The Company borrowed approximately $26 million under the Company's existing credit agreement with certain financial institutions (the "Credit Agreement") to finance this acquisition. To permit such borrowing, certain provisions of the Credit Agreement were waived and others amended.
Specifically, the banks which are party to the Credit Agreement waived the covenant restricting borrowings for acquisitions when the Adjusted Debt to Cash Flow Ratio exceeds 6.0 to 1. At June 30, 1998, assuming $26 million had been borrowed at such date to finance the acquisition of KIEV-AM, the Adjusted Debt to Cash Flow Ratio (as defined in the Credit Agreement) would have been 6.48 to
1. In addition, the maximum leverage permitted under the Credit Agreement (no greater than 6.25 to 1 from June 29, 1998 through December 30, 1998, and no greater than 5.75 to 1 from December 31, 1998 through December 30, 1999) was increased to 6.75 to 1. After the acquisition of the assets of KIEV-AM, the Company has total borrowing available of approximately $8.9 million under the amended Credit Agreement. None of this amount is currently available for radio station acquisitions. Management believes that cash flow from operations and borrowings under the amended Credit Agreement should be sufficient to permit the Company to meet its financial obligations and to fund its operations for at least the next twelve months. Upon consummation of the acquisition of radio station KIEV-AM, the Company, through its directly and indirectly wholly-owned subsidiaries, owns and operates or provides programming services to 45 radio stations (13 FM and 32 AM) in 27 geographically diverse markets across the United States.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

     Not applicable

(b)  PRO FORMA FINANCIAL INFORMATION

     Not applicable

(c)  EXHIBITS

     Set forth below is a list of exhibits included as part of this Current
     Report:

EXHIBIT NUMBER                                    DESCRIPTION OF EXHIBIT
--------------                                    ----------------------
2.01                   Asset Purchase Agreement dated as of April 13, 1998 by and between New
                       Inspiration Broadcasting Company and First Scientific Equity Devices Trust
                       (KIEV-AM, Glendale, California).

+10.01                 Credit Agreement, dated as of September 25, 1997, among the Company, the several Lenders from time to time parties thereto, and The Bank of New York, as administrative agent for the Lenders (previously filed as Exhibit 4.07)

                                       2
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
10.02                  Amendment No. 1 and Consent No. 1, dated as of August 5, 1998, among the
                       Company, the several Lenders from time to time parties thereto, and The Bank of New York, as administrative agent for the Lenders, amending the Credit
                       Agreement.

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+   Incorporated by reference herein to the exhibit, numbered as noted in parentheses, filed as an exhibit to the Company's Registration Statement on Form S-4 filed on December 8, 1997 (File No. 333-41733).

                                       3
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Salem Communications Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date:  September 3, 1998                SALEM COMMUNICATIONS CORPORATION

                                          By:  /s/ Dirk Gastaldo
                                             ---------------------------------------------
                                             Dirk Gastaldo
                                             Vice President and Chief Financial Officer

                                       4
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                                 EXHIBIT INDEX

EXHIBIT NUMBER                                    DESCRIPTION OF EXHIBIT
--------------                                    ----------------------
2.01                   Asset Purchase Agreement dated as of April 13, 1998 by and between New
                       Inspiration Broadcasting Company and First Scientific Equity Devices Trust
                       (KIEV-AM, Glendale, California).

+10.01                 Credit Agreement, dated as of September 25, 1997, among the Company, the several Lenders from time to time parties thereto, and The Bank of New York, as administrative agent for the Lenders (previously filed as Exhibit 4.07)

10.02                  Amendment No. 1 and Consent No. 1, dated as of August 5, 1998, among the
                       Company, the several Lenders from time to time parties thereto, and The Bank of New York, as administrative agent for the Lenders, amending the Credit
                       Agreement.

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+   Incorporated by reference herein to the exhibit, numbered as noted in parentheses, filed as an exhibit to the Company's Registration Statement on Form S-4 filed on December 8, 1997 (File No. 333-41733).

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